FLEXIBLE PREMIUM DEFERRED VARIABLE ANNUITY
Issued by: Allstate Life Insurance Company of  New York, Farmingville, NY
Mail check (payable to) and app to: Allstate Life Insurance Company of New York PO Box 94038 Palatine, IL 60094-4038
Telephone #800-692-4682 FAX 847-402-4361
Sent overnight mail to: Allstate Life Insurance Company of New York
3100 Sanders Road, M4A  Northbrook, IL 60062

1.  Owners

Name_______________________ / /M / /F Birthdate ___/___/___
Address____________________________________________________
           Street           City           State     Zip
Soc. Sec. No. _______________________Phone No. ____________
Name_______________________ / /M / /F Birthdate ___/___/___
Address____________________________________________________
           Street           City           State     Zip
Soc. Sec. No. _______________________Phone No. ____________

2.  Annuitant
Leave blank if Annuitant is same as sole Owner

Name_______________________ / /M / /F Birthdate ___/___/___
Address____________________________________________________
           Street           City           State     Zip
Soc. Sec. No. ____________ Relationship to Owner___________

3.  Beneficary(ies)
Leave blank if Spouse of sole Owner

Name _____________________ Relationship to Owner ___________ Percentage_______
Name _____________________ Relationship to Owner ___________ Percentage_______

4.  Purchase Payment/Plan Options

Initial Purchase Payment $__________
Investment Allocation (whole % only, no fractions)

AIM V.I. Funds
/ / International Equity Fund  _____%
/ / Balanced Fund              _____%
/ / Capital Appreciation Fund  _____%
/ / Growth Fund                _____%
/ / High Yield Fund            _____%
/ / Value Fund                 _____%
/ / Government Securities Fund _____%
Dreyfus
/ / The Dreyfus Socially
    Responsible Growth Fund,
    Inc.                       _____%
/ / Dreyfus Stock Index Fund   _____%
/ / Capital Appreciation
    Portfolio                  _____%
Fidelity
/ / Equity Income Portfolio    _____%
/ / Growth Portfolio           _____%
/ / Contrafund Portfolio       _____%
/ / Growth Opportunities       _____%
/ / Overseas                   _____%
Franklin Templeton
/ / Templeton Asset Allocation
    Fund - Class 2             _____%
/ / Templeton International
    Fund - Class 2             _____%
Oppenheimer
/ / Main Street Growth &
    Income Fund/VA             _____%
/ / Aggressive Growth Fund/VA  _____%
/ / Strategic Bond Fund/VA     _____%
Wells Fargo
/ / Equity Income Fund         _____%
/ / Asset Allocation Fund      _____%
/ / Growth Fund                _____%
Delaware
/ / Small Cap Value Series     _____%
/ / Trend Series               _____%
HSBC
/ / HSBC Variable Fixed
    Income Fund                _____%
/ / HSBC Variable Growth
    and Income Fund            _____%
/ / HSBC Cash Management
    Fund                       _____%
MVA Fixed Account
/ / 1 Year Guarantee Period    _____%
/ / 3 Year Guarantee Period    _____%
/ / 5 Year Guarantee Period    _____%
/ / 7 Year Guarantee Period    _____%
/ / 10 Year Guarantee Period   _____%
Total                            100%

5.  Replacement Information

Will this annuity replace or change any existing annuity or life insurance?
/ / Yes   / / No
Company _____________________________ Policy No. ___________________
Cost basis amount ___________________ Policy Date __________________

6.  Tax Qualified Plan

/ / Yes  / / No. (If Yes, complete the following.)  / / Custodial IRA
/ / Traditional IRA or  / / Roth IRA  / / SEP  / / Other ____________
/ / Rollover  / / Transfer  / / Contribution $ __________ Contribution Year ___

7.  Signature(s)

If Allstate Life Insurance Company of New York declines this application, the Company will have not liability except to return the purchase payment.
I understand that any distribution from a Fixed Account prior to the end of a rate guarantee period may be subject to a Market Value Adjustment. I understand that annuity values and income payments based on the investment experience of a variable account are variable and are not guaranteed as to dollar amount.
I have received the current prospectus for this variable annuity.
Signed at __________________________________ Date __/__/__
           City                  State
Owner(s) _________________________________________________

8.  Agent Use Only

Will the annuity applied for replace or change any existing annuity or life
insurance?   / / Yes   / / No
Agent Name (Please print) _________________ Phone No. ______________
Agent Signature ___________________________ Soc. Sec. No. __________
Agent GA No. (Joint Business) _____________________________
Client's B/D Acct. No. _______________________ B/D Name ____________
Designation:  / / A  / / B

Note: Please be advised that a firm designation may override an individual agent designation. If no designation is given, "A" will be the designation.


NYLR324                                           Order No.: NYLR324HSBC